Exhibit 99.1

NRG Yield Announces New Sponsorship with
 Global Infrastructure Partners and Agreements
on Next Drop Down Transactions

•                  Global Infrastructure Partners (GIP) to Become NRG Yield’s Controlling Stockholder

•                  GIP Acquires NRG’s Renewables Platform, Including 6.4 GW of Backlog and Development Pipeline

•                  NRG Yield Announces Binding Agreements with NRG Energy to Acquire Both the 154 MW Buckthorn Solar Project and the 527 MW Carlsbad Energy Center

•                  NRG Yield to Hold Conference Call and Webcast at 9:00 a.m. Eastern Standard Time Today

PRINCETON, N.J. — February 7, 2018 — NRG Yield, Inc. (NYSE: NYLD, NYLD.A) today announces that Global Infrastructure Partners (“GIP”), a leading global independent infrastructure investor, has entered into a binding agreement (the “Transaction”) to acquire NRG Energy Inc.’s (NYSE: NRG) full ownership interest in NRG Yield and NRG’s renewable development and operations platform. With over $45 billion in assets under management and approximately $9 billion of equity invested or committed in the renewable energy sector, GIP provides NRG Yield with a leading sponsor with substantial financial resources to accelerate development of the next generation of drop down projects. GIP has deep experience as a sponsor of publicly traded vehicles in the energy and power sectors and has the unique ability to enhance NRG Yield’s long-term growth opportunities and access to capital. Furthermore, GIP’s demonstrated commitment to the expansion of renewables globally aligns its economic interests with those of NRG Yield’s public shareholders.

NRG Yield is also announcing today the next set of drop down transactions with NRG through the execution of definitive agreements to acquire both the 154 MW Buckthorn Solar Project and the 527 MW(1) Carlsbad Energy Center for a combined $407 million in total consideration with annual expected cash available for distribution (“CAFD”) of $44 million beginning in 2019(2).

(1)  Reflects capacity per the Power Purchase & Tolling Agreement with San Diego Gas and Electric; actual tested capacity is expected to be 530 MW

(2)  CAFD is averaged over the 5-year period from 2019-2023. The drop down transactions are subject to terms and conditions that may result in modifications to total consideration and expected annual CAFD at closing. The Carlsbad drop down transaction is subject to the closing of the Transaction.

“Under NRG Energy’s sponsorship, since its IPO in July 2013, NRG Yield has experienced tremendous success with an increase of 186% in cash available for distribution from $91 million to $260 million and an expansion of NRG Yield’s quarterly dividend per share by 150% to $1.15 per share annualized at the end of 2017,” said Christopher Sotos, President and Chief Executive Officer of NRG Yield. “With today’s announcement, NRG Yield can now look forward to its next phase of growth, including solidifying near-term objectives through the most recent drop down transactions and, most importantly, aligning with GIP, whose strategy and breadth of global investment capabilities are well suited to our business model and long-term objectives.”

Adebayo Ogunlesi, Chairman and Managing Partner of GIP, said, “We are excited to announce the acquisition of NRG’s world-class renewables business.  We view each of the three acquired businesses — the NYLD stake, the O&M business, and the development business — as highly complementary and well positioned to capitalize on the increasing market demand for low cost, clean energy. We look forward to working with management to develop new renewable generation assets and to supporting the company with our deep operating and financial expertise in the sector.  We are also excited about the opportunity to grow the value of NYLD, which allows public market investors to access attractive investments in renewable energy.”

Strategic Sponsorship with Global Infrastructure Partners (GIP)

On February 6, GIP entered into a purchase and sale agreement with NRG for the acquisition of NRG’s full ownership interest in NRG Yield and NRG’s renewable energy development and operations platform consisting of a robust pipeline of over 6.4 GW(3) of backlog and development projects, as well as operational oversight of 2.4 GW across 17 states. The Transaction is subject to certain closing conditions, including customary legal and regulatory approvals. NRG Yield expects the Transaction to close in the second half of 2018.

In connection with the Transaction, NRG Yield entered into a Consent and Indemnity Agreement (the “C&I Agreement”) with NRG and GIP setting forth the key terms and conditions of NRG Yield’s Corporate Governance, Conflicts and Nominating Committee’s consent to the Transaction. Key provisions of the C&I Agreement include:

(3)  Refer to slide 25 of NRG Energy’s 3rd Quarter 2017 Earnings Presentation on November 2, 2017

Minimized Impact to CAFD from Potential Change in Control Costs

To mitigate the impact of potential change of control costs on annual CAFD, NRG Yield’s consent to the transaction is conditioned upon:

•                  There being no more than $10 million in reduced annual CAFD on a recurring basis that would result from changes in NRG Yield’s cost structure or any impact from various consents (but excluding the impact of certain non-recurring costs);

•                  NRG having agreed to indemnify NRG Yield and its project companies for any increase in property taxes at NRG Yield’s California-based solar projects resulting from the Transaction.

Enhanced ROFO Pipeline

In addition to the accelerated drop down transactions with NRG Energy described below, upon the closing of the Transaction:

•                  NRG Yield will enter into a new Right of First Offer (ROFO) Agreement with GIP that immediately adds 550 MW to the current pipeline through the operational 150 MW Langford Wind project and the under-development 400 MW Mesquite Star Wind project(4);

•                  The ROFO Agreement with NRG will be modified with the removal of the Ivanpah solar facility. The remaining interest in Agua Caliente remains a ROFO asset;

•                  In addition, GIP’s acquisition of NRG’s Renewable development platform includes 6.4 GW of backlog and pipeline development projects(5) and as part of the Transaction, GIP has invested in safe harbor equipment to support up to 280 MW of repowering opportunities at the NRG Yield portfolio.

Financial Cooperation and Support

•                  GIP has arranged a $1.5 billion backstop credit facility to manage any change-of-control costs associated with NRG Yield’s corporate debt;

•                  GIP has committed to provide up to $400 million in financing support for the Carlsbad Energy Center drop down transaction (as more fully described below). This commitment would be exercised if NRG Yield were unable to efficiently raise third party capital by the closing of the Carlsbad transaction and would entail GIP acquiring the project directly from NRG to be dropped down to NRG Yield in the future subject to similar terms and conditions.

(4)  Capacity may change subject to final project development

(5)  Refer to slide 25 of NRG Energy’s 3rd Quarter 2017 Earnings Presentation on November 2, 2017

Maintenance of Independence Governance Structure

•                  No change in charter of the Independent Conflicts Committee;

•                  No incentive distribution rights (IDRs); and

•                  Management team of NRG Yield to continue to be independent.

GIP as a Sponsor

Founded in 2006, GIP is an independent infrastructure fund with over $45 billion in assets under management that invests in infrastructure assets and businesses in both OECD and select emerging market countries.  GIP targets investments in single assets and portfolios of assets and companies in power and utilities, natural resources infrastructure, air transport infrastructure, seaports, freight railroad, water distribution and treatment and waste management.

GIP has a strong track record of investment and value creation in the renewable energy sector with a portfolio that now includes approximately $9 billion in equity committed or invested, 8 GW of operating renewable assets, and over 14 GW of renewable assets under construction or in development. Additionally, GIP has extensive experience with publicly traded yield vehicles and development platforms, ranging from Europe’s first application of a YieldCo/DevCo model to the largest renewable platform in Asia-Pacific.

GIP has offices in New York and London, with an affiliate in Sydney and portfolio company operations headquarters in Stamford, Connecticut.  For more information on GIP and today’s announced transaction, visit www.global-infra.com and www.global-infra.com/news1.php, respectively.

Drop Down Transactions with NRG Energy

Binding Agreement to Purchase Buckthorn Solar Project

On January 24, NRG Yield signed a binding agreement to purchase the 154 MW Buckthorn Solar Project for cash consideration of $42.3 million plus assumed non-recourse project debt of $131 million. The purchase price for Buckthorn Solar Project will be funded with cash on hand and revolver borrowings, and is expected to increase CAFD on an average annual basis by approximately $4 million beginning in 2019(6). The transaction is expected to close in the first quarter of 2018.

(6)  CAFD is averaged over the 5-year period from 2019-2023

Binding Agreement to Purchase the Carlsbad Energy Center

On February 6, NRG Yield signed a binding agreement to purchase the 527 MW(7) Carlsbad Energy Center for cash consideration of $365 million(8), excluding working capital and other adjustments, plus assumed non-recourse project debt of $601 million at completion. The agreement to acquire Carlsbad is subject to the closing of the Transaction between NRG and GIP. If the Transaction does not close, Carlsbad would revert back to the NRG ROFO pipeline. The project is expected to increase CAFD on an average annual basis by approximately $40 million beginning in 2019(9).

Because the project is not expected to close until the fourth quarter of 2018, the Carlsbad transaction includes a number of other terms and conditions, including:

•                  Adjustments to the purchase price subject to (a) final tested capacity, (b) final tested heat rate, and (c) insurance costs;

•                  NRG Yield’s stock price prior to funding.

As described above, in the event NRG Yield is not able to efficiently raise capital by closing of the Carlsbad transaction, NRG Yield has the option to exercise the backstop commitment with GIP.

Advisors

Barclays and J.P. Morgan Securities LLC acted as financial advisors to the Independent Directors and Management of NRG Yield while Sullivan & Cromwell LLP acted as legal counsel.

Investor Call

NRG Yield management will hold an investor conference call and webcast at 9:00 a.m. Eastern Standard Time today, February 7, 2018 to discuss this announcement. A live webcast of the conference call, including presentation materials, can be accessed through NRG Yield’s website at http://www.nrgyield.com and clicking on “Presentations & Webcasts.” The webcast will be archived on the website for those unable to listen in real time.

(7)  Reflects capacity per the Power Purchase & Tolling Agreement with the San Diego Gas and Electric; actual tested capacity is expected to be 530 MW

(8)  Subject to terms and conditions at the closing of the Carlsbad transaction

(9)  CAFD is averaged over the 5-year period from 2019-2023

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the United States, including fossil fuel, solar and wind power generation facilities that have the capacity to support more than two million American homes and businesses. Our thermal infrastructure assets provide steam, hot and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols NYLD and NYLD.A, respectively.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “should,” “anticipate,” “forecast,” “plan,” “guidance,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding the satisfaction of the conditions to the Company’s consent to the sale by NRG Energy, Inc. of its interests in the Company, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG Yield, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, cyber terrorism and inadequate cybersecurity, the ability to engage in successful mergers and acquisitions activity, potential risks to the company as a result of NRG’s sale of its ownership interest in the Company, including the inability to meet certain deadlines, failure of the conditions to be met, unanticipated liabilities in connection with the sale or the reaction of customer, partners or lenders to the transaction, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions (including receipt of third party consents and regulatory approvals), our ability to enter into new contracts as existing contracts expire, our ability to acquire assets from NRG Energy, Inc. or third parties, our ability to close drop down transactions, and our ability to maintain and grow our quarterly dividends.

NRG Yield, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and cash available for distribution guidance are estimates as of February 7, 2018. These estimates are based on assumptions believed to be reasonable as of that date. NRG Yield, Inc. disclaims any current intention to update such guidance, except as required by law.  The foregoing review of factors that could cause NRG Yield, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield, Inc.’s future results included in NRG Yield, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov.

Media:	Investors:

Marijke Shugrue	Kevin L. Cole, CFA
609.524.5262	609.524.4526

Lindsey Puchyr
609.524.4527

Appendix Table A-1: Adjusted EBITDA and Cash Available for Distribution

($ in millions)	Buckthorn Solar Drop Down - 5 Year Average from 2019-2023	Carlsbad Drop Down - 5 Year Average from 2019-2023
Net Income	1	38
Interest Expense, net	6	24
Depreciation, Amortization, and ARO Accretion	8	28
Adjusted EBITDA	15	90
Cash interest paid	(6)	(24)
Changes in prepaid and accrued liabilities for tolling agreements	—	(6)
Cash from Operating Activities	9	60
Distributions to non-controlling interest	(2)	—
Principal amortization of indebtedness	(3)	(20)
Estimated Cash Available for Distribution	4	40

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution (CAFD) is adjusted EBITDA plus cash distributions from unconsolidated affiliates, cash receipts from notes receivable, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, and changes in prepaid and accrued capacity payments. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, cash available for distribution is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to cash available for distribution is cash from operating activities.

However, cash available for distribution has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. Cash available for distribution is a non GAAP measure and should not be considered an alternative to cash from operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of cash available for distribution are not necessarily comparable to cash available for distribution as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash from operating activities.